EXHIBIT 10.1

SIXTH LOAN MODIFICATION AGREEMENT

This Sixth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of the Sixth Loan Modification Effective Date by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”) and SATCON TECHNOLOGY CORPORATION, a Delaware corporation (“Satcon”); SATCON POWER SYSTEMS, INC., a Delaware corporation (“Power”); SATCON ELECTRONICS, INC., a Delaware corporation (“Electronics”), each with offices located at 27 Drydock Avenue, Boston, Massachusetts 02210; and SATCON POWER SYSTEMS CANADA LTD., a corporation organized under the laws of the Province of Ontario, Canada with offices located at 835 Harrington Court, Burlington, Ontario L7N 3P3 (the “Canadian Borrower”; and together with Satcon, Power and Electronics, individually and collectively, jointly and severally, the “Borrower”).

1.             DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of February 20, 2008, evidenced by, among other documents, a certain Loan and Security Agreement dated as of February 20, 2008, as amended by that certain First Loan Modification Agreement, dated as of the First Loan Modification Effective Date, as further amended by that certain Second Loan Modification Agreement, dated as of the Second Loan Modification Effective Date, as further amended by that certain Third Loan Modification Agreement, dated as of the Third Loan Modification Effective Date, as further amended by that certain Waiver and Fourth Loan Modification Agreement, dated as of the Fourth Loan Modification Effective Date, and as further amended by that certain Fifth Loan Modification Agreement, dated as of the Fifth Loan Modification Effective Date (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.             DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and in a certain Intellectual Property Security Agreement dated as of February 20, 2008, as may be amended from time to time (the “IP Agreement”).

Hereinafter, the Loan Agreement and the IP Agreement, together with all other documents executed in connection therewith evidencing, securing or otherwise relating to the Obligations (other than this Loan Modification Agreement) shall be referred to as the “Existing Loan Documents”.

3.             DESCRIPTION OF CHANGE IN TERMS.

A.                                   Modifications to Loan Agreement.

1                                          The Loan Agreement shall be amended by deleting the following Section 2.1.5 thereof:

“2.1.5     Term Loans.

(a)           Availability.  Subject to the terms and conditions of this Agreement, Bank agrees to make (i) one (1) Tranche A Term Loan (the “Tranche A Term Loan”) in an amount up to the Tranche A Term Loan Amount and (ii) one (1) Tranche B Term Loan (the “Tranche B Term Loan”) in an amount up to the Tranche B Term Loan Amount.

(i)  Tranche A Term Loan.  The Tranche A Term Loan will be available only during the Tranche A Term Loan Availability Period.

(ii)  Tranche B Term Loan.  The Tranche B Term Loan will be available only during the Tranche B Term Loan Availability Period.

(b)           Repayment.  Borrower shall repay each Term Loan in (i) thirty-six (36) equal installments of principal, plus (ii) monthly payments of accrued interest (the “Term Loan Payment”).  Beginning on the last day of the month following the month in which the Funding Date occurs, each Term Loan Payment shall be payable on the last day of each month.  Borrower’s final Term Loan Payment, due on the respective Tranche A Term Loan Maturity Date or Tranche B Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the applicable Term Loan.  Once repaid, no Term Loan may be reborrowed.

(c)           Prepayment.  Term Loans may be prepaid, in whole or in part prior to the respective Term Loan Maturity Date by Borrower, effective three (3) Business Days after written notice of such prepayment is given to Bank.  Notwithstanding any such prepayment, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations.  If such prepayment is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee in an amount equal to (i) if such prepayment occurs after the Funding Date of any Term Loan but prior to the day that is 365 days after the Funding Date of such Term Loan (the “Applicable Term Loan First Anniversary”), one percent (1.00%) of the principal amount of the applicable Term Loan so prepaid; (ii) if such prepayment occurs after the Applicable Term Loan First Anniversary but prior to the day that is 365 days from the Applicable Term Loan First Anniversary (the “Applicable Term Loan Second Anniversary”), one-half of one percent (0.50%) of the principal amount of the applicable Term Loan so prepaid; and (iii) if such prepayment occurs after the Applicable Term Loan Second Anniversary, zero percent (0.00%) of the applicable Term Loan so prepaid; provided that no termination fee shall be charged if any Term Loan hereunder is replaced with a new facility from another division of Silicon Valley Bank.  Upon payment in full of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall terminate and release its liens and security interests in the Collateral and all rights therein shall revert to Borrower.”

2                                          The Loan Agreement shall be amended by deleting the following text appearing as Section 2.2 thereof:

“2.2        Overadvances.  If at any time or for any reason the total of all outstanding Advances and all other monetary Obligations exceeds the Availability Amount (an “Overadvance”), Borrower shall immediately pay the amount of the excess to Bank, without notice or demand.  Without limiting Borrower’s obligation to repay to Bank the amount of any Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.”

and inserting in lieu thereof the following:

“2.2        Overadvances.  If, at any time, the sum of (a) the outstanding principal amount of any Advances (including any amounts designated as used for Cash Management Services and/or the Non-formula Sublimit); plus (b) the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve); plus (c) the FX Reserve exceeds the lesser of either (i) the Revolving Line or (ii) the Borrowing Base plus, without duplication, the Non-formula Sublimit, if any (such excess amount being an “Overadvance”), Borrower shall immediately pay to Bank in cash such Overadvance.  Without limiting Borrower’s obligation to repay Bank any amount of the Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.”

3                                          The Loan Agreement shall be amended by deleting the following text appearing as Section 2.3(a) thereof:

“(a)         (i)            Advances.  Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus one percent (1.00%), which interest shall be payable monthly, in arrears, in accordance with Section 2.3(g) below.”

(ii)           Term Loan.  Subject to Section 2.3(b), the principal amount outstanding under any Term Loan shall accrue interest at a floating per annum rate equal to the Prime Rate plus two and one-half percent (2.50%), which interest shall be payable monthly, in arrears, in accordance with Section 2.3(g) below.”

and inserting the following in lieu thereof:

“(a)         (i)            Advances.  Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line (other than the Non-formula Sublimit) shall accrue interest at a floating per annum rate equal to the Prime Rate plus one percent (1.00%), which interest shall be payable monthly, in arrears, in accordance with Section 2.3(g) below; provided, however, commencing on July 1, 2010, provided no Default or Event of Default has occurred or would occur as a result of notice and/or the passage of time, subject to Section 2.3(b), the principal amount outstanding under the Revolving Line (other than under the Non-formula Sublimit) shall accrue interest at a floating per annum rate equal to the Prime Rate plus one-half of one percent (0.50%), which interest shall be payable monthly, in arrears, in accordance with Section 2.3(g) below.

(ii)           Non-formula Sublimit. Subject to Section 2.3(b), the principal amount of Advances outstanding under the Non-formula Sublimit shall accrue interest at a fixed per annum rate equal to eight percent (8.00%), which interest shall be payable monthly, in arrears, in accordance with Section 2.3(g) below; provided, however, commencing on July 1, 2010, provided no Default or Event of Default has occurred or would occur as a result of notice and/or the passage of time, subject to Section 2.3(b), the principal amount of Advances outstanding under the Non-formula Sublimit shall accrue interest at a fixed per annum rate equal to six and one-half of one percent (6.50%), which interest shall be payable monthly, in arrears, in accordance with Section 2.3(g) below.”

4                                          The Loan Agreement shall be amended by deleting the following text appearing as Section 2.4(c) thereof:

“(c)         Termination Fee.  Subject to the terms of Section 2.1.5(c) with respect to Term Loans and Section 4.1 with respect to Advances, a termination fee;”

and inserting the following in lieu thereof:

“(c)         Termination Fee.  Subject to the terms of Section 4.1, a termination fee;”

5                                          The Loan Agreement shall be amended by deleting the following text appearing as Section 2.4(d) thereof:

“(d)         Unused Revolving Line Facility Fee.  A fee (the “Unused Revolving Line Facility Fee”), which fee shall be paid monthly, in arrears, on the last day of each month, in an amount equal to one-half percent (0.50%) per annum of the average unused portion of the Revolving Line, as determined by Bank.  Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the within Agreement, or suspension or termination of Bank’s obligation to make loans and advances hereunder;”

and inserting in lieu thereof the following:

“(d)         Unused Revolving Line Facility Fee.  A fee (the “Unused Revolving Line Facility Fee”), which fee shall be paid monthly, in arrears, on the last day of each month, in an amount equal to five-eighths of one-percent (0.625%) per annum of the average unused portion of the Revolving Line, as determined by Bank.  Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the within Agreement, or suspension or termination of Bank’s obligation to make loans and advances hereunder;”

6                                          The Loan Agreement shall be amended by deleting the following Section 2.4(g) thereof:

“(g)         Term Loan Fee. (i) on the Funding Date of the Tranche A Term Loan, a fee equal to three-eighths of one percent (0.375%) of the Tranche A Term Loan; and (ii) on the Funding Date of the Tranche B Term Loan, a fee equal to three-eighths of one percent (0.375%) of the Tranche B Term Loan.”

7                                          The Loan Agreement shall be amended by deleting the following text appearing as Section 3.4(b) thereof:

“(b)         Term Loan.  Subject to the prior satisfaction of all other applicable conditions to the making of any Term Loan set forth in this Agreement, to obtain a Term Loan, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 noon, Eastern time on the Funding Date of the applicable Term Loan.  Together with such notification, Borrower must promptly deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee.  Bank shall credit the Term Loan to the Designated Deposit Account.  Bank may make Term Loans under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Term Loan or Term Loans are necessary to meet Obligations which have become due.  Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee.”

8                                          The Loan Agreement shall be amended by deleting the following text appearing as Section 6.9(a) thereof:

“(a)         Liquidity.  Borrower’s (A) unrestricted cash on deposit at Bank plus (B) the difference between (i) gross Borrowing Base availability (as determined by Bank from Borrower’s most recent Borrowing Base Certificate) minus (ii) all outstanding Obligations owed by Borrower to Bank, of at least $4,000,000.”

and inserting in lieu thereof the following:

“(a)         Liquidity.  (I) From the Sixth Loan Modification Effective Date through and including June 29, 2010, Borrower shall maintain (A) unrestricted cash on deposit at Bank plus (B) the difference between (i) gross Borrowing Base availability (as determined by Bank from Borrower’s most recent Borrowing Base Certificate, but in any event excluding any availability under the Non-formula Sublimit) minus (ii) all outstanding Obligations owed by Borrower to Bank (excluding outstanding Advances under the Non-formula Sublimit), of at least $4,000,000; and (II) From June 30, 2010 and at all times thereafter, Borrower shall maintain (A) unrestricted cash on deposit at Bank plus (B) the difference between (i) gross Borrowing Base availability (as determined by Bank from Borrower’s most recent Borrowing Base Certificate, but in any event excluding any availability under the Non-formula Sublimit) minus (ii) all outstanding Obligations owed by Borrower to Bank (excluding outstanding Advances under the Non-formula Sublimit), of at least $14,000,000.”

9                                          The Loan Agreement shall be amended by deleting the following clause (g) from the definition of “Eligible Accounts” in Section 13.1 thereof, entitled “Definitions”:

“(g)         Accounts owing from an Account Debtor which does not have its principal place of business in the United States or Canada except for Eligible Foreign Accounts;”

and inserting in lieu thereof the following:

“(g)         Accounts owing from an Account Debtor which does not have its principal place of business in the United States or Canada except for, commencing July 1, 2010 and thereafter, Eligible Foreign Accounts;”

10                                    The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof, entitled “Definitions”:

“              “Availability Amount” is (a) the lesser of (i) the Revolving Line minus 100% of the outstanding principal balance of and accrued but unpaid interest on the Term Loans or (ii) the Borrowing Base, minus (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit plus an amount equal to the Letter of Credit Reserves), minus (c) the FX Reserve, and minus (d) the outstanding principal balance of any Advances (including any amounts used for Cash Management Services).

“Borrowing Base” is 80% of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate minus 100% of the outstanding principal balance of and accrued but unpaid interest on the Term Loans, provided, however, that Bank may decrease the foregoing advance rate percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

“Credit Extension” is any Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, Term Loan, or any other extension of credit by Bank for Borrower’s benefit.

“Eligible Foreign Accounts” are Accounts for which the Account Debtor does not have its principal place of business in the United States but are otherwise Eligible Accounts that are (a) covered by credit insurance satisfactory to Bank in its good faith business judgment, less any deductible; (b) supported by letter(s) of credit acceptable to Bank in its good faith business judgment; or (c) that Bank approves in writing.”

and inserting in lieu thereof the following:

“              “Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the sum of (X) the Borrowing Base plus (Y) the Non-formula Sublimit minus (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit plus an amount equal to the Letter of Credit Reserves), minus (c) the FX Reserve, and minus (d) the outstanding principal balance of any Advances (including any amounts used for Cash Management Services and/or the Non-formula Sublimit).

“Borrowing Base” is 80% of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

“Credit Extension” is any Advance (including, without limitation, any Advance under the Non-formula Sublimit), Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower’s benefit.”

“Eligible Foreign Accounts” are Accounts for which the Account Debtor does not have its principal place of business in the United States but are otherwise Eligible Accounts that are, on a case-by-case basis, acceptable to Bank in its sole reasonable discretion.”

11                                    The Loan Agreement shall be amended by inserting the following definitions in the appropriate alphabetical order in Section 13.1 thereof:

“              “Non-formula Sublimit” is an Advance or Advances under the Revolving Line made after the Sixth Loan Modification Effective Date of up to Five Million Dollars ($5,000,000); provided, however, the Non-formula Sublimit shall be reduced to Two Million Five Hundred Thousand Dollars ($2,500,000) effective on July 1, 2010, and Non-formula Sublimit Advances in excess of such amount will be immediately due and payable; provided further, that following the occurrence of a Default or an Event of Default, the Non-formula Sublimit shall be reduced to Zero Dollars ($0.00) and Non-formula Sublimit Advances in excess of such amount will be immediately due and payable.

“Sixth Loan Modification Agreement” means that certain Sixth Loan Modification Agreement, dated as of the Sixth Loan Modification Effective Date, by and between Borrower and Bank.”

“Sixth Loan Modification Effective Date” is the date noted on the signature page to the Sixth Loan Modification Agreement.”

12                                    The Loan Agreement shall be amended by deleting the following definitions from Section 13.1 thereof:

“Payment/Advance Form” is that certain form attached as Exhibit B to the Fifth Loan Modification Agreement.

“Tranche A Term Loan” is defined in Section 2.1.5.

“Tranche A Term Loan Amount” is an aggregate principal amount up to One Million Dollars ($1,000,000) plus any accrued but unpaid interest thereon outstanding at any time.

“Tranche A Term Loan Availability Period” means the period commencing on the date that Borrower provides Bank evidence satisfactory to Bank, in its reasonable discretion, that Borrower has a Tangible Net Worth of not less than Nine Million Dollars ($9,000,000) for the quarterly period ending March 31, 2010 and terminating on the earlier to occur of (x) the occurrence of an Event of Default and (y) September 30, 2010.

“Tranche A Term Loan Maturity Date” is the earlier to occur of (i) the occurrence of an Event of Default and (ii) the last day of the month that is thirty-five (35) months from the last day of the month following the month in which the Funding Date of the Tranche A Term Loan occurs.

“Tranche B Term Loan” is defined in Section 2.1.5.

“Tranche B Term Loan Amount” is an aggregate principal amount up to One Million Dollars ($1,000,000) plus any accrued but unpaid interest thereon outstanding at any time.

“Tranche B Term Loan Availability Period” means the period commencing on the date that Borrower provides Bank evidence satisfactory to Bank, in its reasonable discretion, that Borrower has a Tangible Net Worth of not less than Nine Million Dollars ($9,000,000) for the quarterly period ending June 30, 2010 and terminating on the earlier to occur of (i) the occurrence of an Event of Default and (ii) December 31, 2010.

“Tranche B Term Loan Maturity Date” is the earlier to occur of (i) the occurrence of an Event of Default and (ii) the last day of the month that is thirty-five (35) months from the last day of the month following the month in which the Funding Date of the Tranche B Term Loan occurs.

“Term Loan” or “Term Loans” means the Tranche A Term Loan and the Tranche B Term Loan.

“Term Loan Maturity Date” means either or both of the Tranche A Term Loan Maturity Date or the Tranche B Term Loan Maturity Date, as applicable.”

13                                    The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

14                                    The Payment/Advance Form appearing as Exhibit E to the Loan Agreement is hereby deleted in its entirety.

4.             CONDITIONS PRECEDENT.  Borrower hereby agrees that the following documents shall be delivered to the Bank prior to or concurrently with the Sixth Loan Modification Effective Date, each in form and substance satisfactory to the Bank (collectively, the “Conditions Precedent”):

A.                                   copies, certified by a duly authorized officer of the Borrower to be true and complete as of the date hereof, of each of (i) the governing documents of the Borrower as in effect on the date hereof (unless such governing documents have been previously delivered to Bank and have not been modified as of the date of such delivery), (ii) the resolutions of the Borrower authorizing the execution and delivery of this Loan Modification Agreement, the other documents executed in connection herewith and the Borrower’s performance of all of the transactions contemplated hereby, and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized;

B.                                     a certificate from the Secretary of State of the applicable State of organization of a recent date as to the Borrower’s existence and good standing, together with a certificate of foreign qualification from each applicable jurisdiction; and

C.                                     such other documents and/or instruments as Bank may request, in its reasonable discretion.

5.             FEES.  Borrower shall pay to Bank a modification fee in the amount of Twenty Five Thousand Dollars ($25,000.00) (the “Modification Fee”), which Modification Fee shall be due and payable and fully earned as of the date hereof.  Borrower shall also reimburse Bank for all legal fees and expenses incurred by Bank in connection with the Existing Loan Documents and this amendment thereto.  On or before April 21, 2010, Borrower shall pay to Bank a good faith deposit in the amount of Five Thousand Dollars ($5,000) (the “Good Faith Deposit”), to be utilized to pay Bank Expenses.  Any portion of the Good Faith Deposit not utilized to pay Bank Expenses will be applied to the Modification Fee.

6.             RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT. Borrower hereby ratifies, confirms, and reaffirms, all and singular, the terms and conditions of the IP Agreement and acknowledges, confirms and agrees that the IP Agreement contains an accurate and complete listing of all Intellectual Property.

7.             RATIFICATION OF PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of March 10, 2010 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures Borrower provided to Bank in the Perfection Certificate, as amended, has not changed.

8.             AUTHORIZATION TO FILE.  Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

9.             CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

10.           RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

11.           NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that, as of the date of this Loan Modification Agreement, Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

12.           CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this  Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan

Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

13.           RIGHT OF SET-OFF.  In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a Bank subsidiary) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any Obligation of Borrower, even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

14.           JURISDICTION/VENUE.  Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement.  NOTWITHSTANDING THE FOREGOING,  THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER OR ANY OF THEIR PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK’S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

15.           COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the Sixth Loan Modification Effective Date.

BORROWER:

SATCON TECHNOLOGY CORPORATION

By	/s/ Charles S. Rhoades
Name:	Charles S. Rhoades
Title:	President, Chief Executive Officer

SATCON POWER SYSTEMS, INC.

By	/s/ Charles S. Rhoades
Name:	Charles S. Rhoades
Title:	President, Chief Executive Officer

SATCON ELECTRONICS, INC.

By	/s/ Charles S. Rhoades
Name:	Charles S. Rhoades
Title:	President, Chief Executive Officer

SATCON POWER SYSTEMS CANADA LTD.

By	/s/ Charles S. Rhoades
Name:	Charles S. Rhoades
Title:	President, Chief Executive Officer

BANK:

SILICON VALLEY BANK

By
Name:
Title:

Sixth Loan Modification Effective Date: April 22, 2010

[Satcon –Sixth Loan Modification Agreement Signature Page]

Exhibit A to Sixth Loan Modification Agreement

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	SATCON TECHNOLOGY CORPORATION, et al.

The undersigned authorized officer of Satcon Technology Corporation and its Subsidiaries (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                                with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with generally GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 120 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings	Monthly within 15 days	Yes No
Projections	Annually	Yes No
Transaction Reports

Bi-weekly (monthly, in the event (I)  there are no outstanding Credit Extensions under the Revolving line for the entire calendar month then ended or (II) Borrower maintains or exceeds $10,000,000 in (A) Borrower’s unrestricted cash on deposit at Bank plus (B) unused availability pursuant to the Revolving Line under this Agreement, as determined by Bank with reference to the Availability Amount set forth herein.

Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required			Actual	Complies

Maintain, as indicated:
Minimum Liquidity (at all times, certified monthly)		$4,000,000	*	$	Yes No
Minimum Tangible Net Worth (quarterly)	$		*	$	Yes No

*From June 30, 2010 and thereafter, $14,000,000.

**See Section 6.9(b)

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

SATCON TECHNOLOGY CORPORATION, et al.	BANK USE ONLY

Received by:
By:	AUTHORIZED SIGNER
Name:
Title:	Date:

Verified:
AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated:

I.              Liquidity (Section 6.9(a))

Required:               (I) From the Sixth Loan Modification Effective Date through and including June 29, 2010, Borrower shall maintain (A) unrestricted cash on deposit at Bank plus (B) the difference between (i) gross Borrowing Base availability (as determined by Bank from Borrower’s most recent Borrowing Base Certificate, but in any event excluding any availability under the Non-formula Sublimit) minus (ii) all outstanding Obligations owed by Borrower to Bank (excluding outstanding Advances under the Non-formula Sublimit), of at least $4,000,000; and (II) From June 30, 2010 and at all times thereafter, Borrower shall maintain (A) unrestricted cash on deposit at Bank plus (B) the difference between (i) gross Borrowing Base availability (as determined by Bank from Borrower’s most recent Borrowing Base Certificate, but in any event excluding any availability under the Non-formula Sublimit) minus (ii) all outstanding Obligations owed by Borrower to Bank (excluding outstanding Advances under the Non-formula Sublimit), of at least $14,000,000.

Actual:

A.	Unrestricted cash at Bank	$

B.	Gross Borrowing Base availability (as determined by Bank from Borrower’s most recent Borrowing Base Certificate but excluding any availability under the Non-formula Sublimit)	$

C.	All outstanding Obligations owed by Borrower to Bank (excluding outstanding Advances under the Non-formula Sublimit)	$

D.	Net Borrowing Base Availability (line B minus line C)	$

E.	Liquidity (line A plus line D)	$

Is line E equal to or greater than $[                                 ]?

☐ No, not in compliance	☐ Yes, in compliance

II.            Tangible Net Worth (Section 6.9(b))

Required:               Maintain a Tangible Net Worth, tested as of the last day of each fiscal quarter, of at least the following for the periods listed below:

Quarterly Period Ending	Minimum Tangible Net Worth
March 31, 2010	$7,500,000

June 30, 2010	$8,000,000

September 30, 2010, December 31, 2010 and March 31, 2011	$11,000,000

June 30, 2011, and each quarterly period ending thereafter	$13,000,000

The Tangible Net Worth requirements set forth above shall increase by 50% of the proceeds from issuances of equity and/or the incurrence of Subordinated Debt after the Fifth Loan Modification Effective Date.

Actual:

A.	Aggregate value of total assets of Borrower	$

B.	Deferred Financing Costs	$

C.	Aggregate value of goodwill of Borrower	$

D.	Aggregate value of intangible assets of Borrower	$

E.	Aggregate value of obligations owing to Borrower from officers or other directors	$

F.	Aggregate value of any reserves not already deducted from assets	$

G.	Total Liabilities	$

H.	Value of line A plus B minus C minus D minus E minus F minus G	$

Is line H equal to or greater than the sum of (i) $           plus (ii) 50% of the proceeds from issuances of equity and/or the incurrence of Subordinated Debt after the Fifth Loan Modification Effective Date?

☐ No, not in compliance	☐ Yes, in compliance